SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  -----------

                                    FORM 8-K

                                 CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  June 30, 1995


             New England Realty Associates Limited Partnership
- ------------------------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


       Massachusetts                0-12138                 04-2619298
- ------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission File          (IRS Employer
     of Incorporation)            File Number)          Identification No.)


      39 Brighton Avenue, Allston, Massachusetts               02134
- ------------------------------------------------------------------------
      (Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code:   (617) 783-0039


- ------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

      On June 30, 1995, New England Realty Associates Limited Partnership (the "Partnership") purchased from Omnibus Realty Trust five (5) properties containing an aggregate of 809 residential apartment units, increasing the Partnership's residential portfolio to approximately 1, 600 residential apartment units.

      The address, number of units and purchase price of each of the acquired properties (the "Acquired Properties") are as follows:

                                                    Number of      Purchase
            Address                                  Units           Price

  62 Boylston Street, Boston, MA                      269         $10,560,000

  1144-1160 Commonwealth Avenue, Boston, MA           261         $7,050,000

  376-384 Sunderland Road, Worcester, MA              180         $6,000,000

  140-154 North Beacon Street, Boston, MA               64        $4,680,000

  1135-1137 Commonwealth Avenue, Boston, MA             35        $1,710,000


      The purchase price for the Acquired Properties was an aggregate of approximately $30 million, with approximately $22.5 million financed by a mortgage with First Union National Bank of North Carolina. Each asset refinanced has a separate non recourse mortgage which is not cross-collateralized. Each has a maturity of ten years with an interest rate of 8.375%. In connection with this acquisition, the Partnership also refinanced certain of its debt-free assets resulting in the balance of the equity required. The General Partner of the Partnership believes the purchase price for the Acquired Properties is reasonable for the Partnership to receive an adequate return on its investment.

      The Partnership expects to continue to utilize the Acquired Properties as residential apartment units. The Hamilton Company Limited Partnership served as the management company for the Acquired Properties prior to acquisition by the Partnership. The Partnership will continue to employ The Hamilton Company Limited Partnership as the management company to manage the new assets. The Hamilton Company, Inc., a Massachusetts corporation, is the 99% General Partner of The Hamilton Company Limited Partnership. The Hamilton Company, Inc. and the 1% Limited Partner of The Hamilton Company Limited Partnership are owned by Harold Brown, the Treasurer and a Director of the General Partner of the Partnership and a beneficial owner of Partnership units.

      Omnibus Realty Trust previously owned 19 properties for the benefit of several entities. The controlling interest in these entities was held by Harold Brown. On June 30, 1995, Omnibus Realty Trust sold 14 commercial properties to an unrelated third party and the remaining five residential properties, constituting the Acquired Properties, to the Partnership.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) and (b). It is impracticable to provide the required financial statements at this time. The required financial statements will be filed as soon as possible, but not later than sixty (60) days after the date on which this report on Form 8-K is required to be filed.

(c) Exhibits. The exhibits filed as part of this Form 8-K are listed in the Exhibit Index included herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NEW ENGLAND REALTY ASSOCIATES LIMITED
                                   PARTNERSHIP
                                  (Registrant)

Date:  July 14, 1995                By:   NewReal, Inc., its General Partner
                                    (functional equivalent of Chief Executive
                                    Officer and Principal Financial Officer)


                              By:     /s/ Ronald Brown
                                    Ronald Brown, President

                                  EXHIBIT INDEX


Exhibit
Number            Exhibit Name

  2.1 Purchase and Sale Agreement dated the 21st day of June, 1995, by and between Sally A. Starr and Lisa A. Brown,
                  Trustees of Omnibus Realty Trust, and New England Realty Associates Limited Partnership, a Massachusetts Limited Partnership.